Exhibit 1

                          ---------------------------------
                               SELLING AGENCY AGREEMENT
                          ---------------------------------





     Grand Court Lifestyles, Inc.
     One Executive Drive
     Fort Lee, New Jersey 07024

     Gentlemen:

          1.   General.  We understand that Grand Court Lifestyles, Inc., a
               -------
     Delaware corporation (the "Company") is entering into this Selling Agency Agreement with us in connection with the proposed offering (the "Offering") to the public of a minimum of 1,388,889 shares and a maximum of 2,777,778 shares of common stock ("Shares") of the Company, pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission on June 14, 1996 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). It is anticipated that the Company will file one or more amendments to the Registration Statement prior to its effectiveness. The Company has provided to us a copy of the preliminary prospectus dated June 13, 1996, which includes a description of the Offering. The Company has advised us it has reserved the right to enter into similar or different arrangements with other soliciting dealers in respect of the offer and sale of Shares. We understand that the Company and First Union National Bank of North Carolina ("First Union") shall enter into an escrow agreement pursuant to which First Union will act as escrow agent for the Company in connection with the Offering. We agree to use our best efforts, in accordance with the following terms and conditions, to solicit indications of interest and, after the effective date of the Registration Statement ("Effective Date"), subscriptions, for the purchase of the Shares. We understand that no offer to buy the securities can be accepted and no part of the purchase price can be received until the Registration Statement has become effective, and any such offer may be withdrawn or revoked without obligation or commitment of any kind, at any time prior to notice of its acceptance by the Company given after the Effective Date. We further understand that an indication of interest will involve no obligation or commitment of any kind by a potential investor.

          Upon your acceptance hereof, this Selling Agency Agreement shall become binding upon us and upon the Company, with respect to our participation in the Offering. We understand that any indications of interest or, after the Effective Date, subscription for Shares may be rejected in whole or in part for any reason or for no reason by the Company and that our obligations hereunder and the obligations of other soliciting dealers under similar agreements will be several and not joint.

          2.   Commissions.  We will receive from the Company sales commissions
               -----------
     in the amounts and upon the occurrence of the events specified in Annex A hereto (the "Commissions"), based upon the aggregate cash purchase price of Shares sold to investors whose subscriptions for Shares were solicited by us and accepted by the Company.

          3.   Prospectus.  The Company has furnished to us the preliminary
               ----------
     prospectus dated June 13, 1996, and will furnish to us as soon as practicable copies of any subsequent preliminary prospectuses (together with the preliminary prospectus dated June 13, 1996, the "Preliminary Prospectus") and its final prospectus and any amendments or supplements thereto (the "Prospectus") to be used in connection with the Offering. As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company agrees to mail a copy of the Preliminary Prospectus or the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request.

          4.   Representations, Warranties and Covenants:  We hereby represent,
               -----------------------------------------
     warrant and covenant that:

               (a) We are registered as a broker-dealer under the Exchange Act, are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), are in compliance with all rules and regulations under the Exchange Act, the NASD Rules of Fair Practice and the applicable limitations set forth in our restriction letter from the NASD, and are registered as a broker-dealer, without the imposition of limitations or conditions relating to categories of securities, under the state securities or "blue sky" laws of each jurisdiction identified on the list attached hereto as Annex B. We will not solicit indications of interest or, after the Effective Date, offer or sell the Shares in any jurisdiction other than as set forth on Annex B and in accordance with the provisions of 4(g) herein.

               (b) Each individual who, on our behalf, may solicit indications of interest or, after the Effective Date, subscriptions to purchase Shares from investors is registered with the NASD as an associated person of this firm, is authorized to sell the Shares and is registered or licensed as an agent of this firm under the state securities or "blue sky" laws of each state in which such individual will solicit indications of interest or, after the Effective Date, subscriptions to purchase Shares.

               (c) Neither we nor any of our officers, directors, principals or controlling persons:

                 (i) has been convicted within the past ten years of any felony or misdemeanor (A) in connection with the offer, purchase or sale of any security, (B) in connection with the making of any false filing with the United States Securities Exchange Commission (the "Commission") or any state securities administrator,
                         (C) arising out of the conduct of the business of an underwriter, broker or dealer, or (D) involving racketeering or a transaction in securities, or of which fraud is an essential element;

                (ii) has been convicted within the past ten years of any felony (A) involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, theft by conversion, theft by deception, larceny, or conspiracy to defraud, or (B) which is a violation of the securities laws or regulations of any state or of the United States or any foreign jurisdiction, or (C) which is a violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, or commodity futures, real estate, franchises, business opportunities, consumer goods or other goods and services;

               (iii) is currently subject to (A) any administrative enforcement order or judgment entered within the past five years by any state's securities administrator, (B) any state's administrative enforcement order or judgment entered with the past five years, in which fraud or deceit, including but not limited to making untrue statements of material facts or omitting to state material facts, was found, or (C) any state administrative order or judgment, including an injunction, entered within the past five years where a state banking, insurance, real estate or securities law is the ground for the order or judgment;

                (iv) is subject to a U.S. Postal Service false representation order entered within the past five years, or is subject to a temporary restraining order or preliminary injunction entered under section 3007 of title 39, United States Code with respect to conduct alleged in violation of section 3005 of title 39, United States Code;

                 (v) is subject to any state or federal administrative order having the effect of enjoining such person from activities subject to state and federal statutes designed to protect investors or consumers from unlawful or deceptive activities involving securities, insurance, commodities, commodity futures, real estate, franchise, business opportunities or goods and services;

                (vi) is subject to any state's administrative order or judgement which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities;

               (vii) is subject to an order of the Commission entered pursuant to sections 15(b), 15(B)(a), or 15(B)(c) of the Exchange Act or are subject to an order of the Commission entered pursuant to section 203(e) or (f) of the Investment Advisers Act of 1940;

              (viii) has been suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to section 6 of the Exchange Act, an association registered as a national securities association under section 15A of the Exchange Act or a foreign securities exchange or association; or

                (ix) is currently subject to any order, judgment, or decree of any court of competent jurisdiction, entered in the past five years, temporarily, preliminarily or permanently restraining or enjoining such party from
                         (A) engaging in or continuing any conduct or practice in connection with the purchase or sale of any securities or involving the making of any false filing with any state or with the Commission or arising out of the conduct of the business of an underwriter, broker or dealer, or (B) engaging in activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, commodities or commodity futures, real estate, franchises, business opportunities, consumer goods or other goods and services.

               (d) We will comply with all applicable laws of the United States and of the several states in which we will solicit indications of interest and, after the Effective Date, offer the Shares, including the Securities Act and the Exchange Act, and the rules and regulations thereunder, and with all applicable rules and regulations of any self-regulatory organization or national securities exchange, including the NASD, of which we are a member.

               (e) Neither we nor any person acting on our behalf will solicit indications of interest or, after the Effective Date, offer any of the Shares for sale, or solicit any offers to subscribe for or buy any Shares, or otherwise provide information to any person with respect to the Shares, on the basis of any communications or documents except the Preliminary Prospectus, Prospectus and any other written information provided to us by the Company specifically for use in offering the Shares.

               (f) In soliciting such indications of interest or making offers, we will comply with the provisions of the Securities Act, the Exchange Act and the securities or "blue sky" laws of the jurisdictions in which we or any persons acting on our behalf solicit indications of interest or, after the Effective Date, make or solicit such offers.

               (g) We will solicit indications of interest or, after the Effective Date, offer Shares for sale only in those jurisdictions where such offer may lawfully be made by broker-dealers registered or licensed therein, as identified in a blue sky memorandum provided by the Company, which may be amended from time to time. The Company assumes no obligations or responsibility to qualify or register the Shares under the laws of any jurisdiction. On or after the Effective Date, we will request from the Company the status of registration, qualification or exemption procedures
     prior to making any offer or sale in any jurisdiction.   All persons acting
     on our behalf will solicit indications of interest or, after the Effective Date, offer to sell, or solicit offers to subscribe for, Shares only in those jurisdictions in which the Company has advised us that it believes such solicitations of interest, offers and sales may lawfully be solicited or made and provided we and the person acting on our behalf are permitted to make solicitations of interest, offers and sales of securities therein.

               (h) This Selling Agency Agreement has been duly and validly authorized, executed and delivered by and on our behalf and constitutes our valid and legally binding agreement.

               (i) The execution and delivery of this Selling Agency Agreement, the observance and performance hereof, and the consummation of the transactions contemplated herein do not and will not constitute a breach of or a default under any instrument or agreement by which we are bound, and do not and will not contravene any existing law, decree or order applicable to us.

               (j) Acceptance by us of the Commissions provided for herein will constitute a representation that we have complied with all the terms and conditions contained herein. Nothing contained herein shall constitute us to be partners with the Company or with one another. We are not authorized to act as agent of the Company.

               (k) In accordance with the provisions of Rule 15c2-4 promulgated by the Commission under the Exchange Act, we shall cause all funds received for the sale of any Shares to be forwarded to First Union, as escrow agent for the Company, upon receipt by us of such funds, by noon of the next business day following the receipt of such funds. We shall forward, or cause to be forwarded, to the Company, promptly upon receipt by us all subscription forms received for the sale of any Shares.

          5.   Conditions of the Company's Obligations.  The obligations of the
               ---------------------------------------
     Company hereunder are subject to the accuracy of and compliance by us with the representations, warranties and covenants made by us herein in all material respects as of the date hereof, during any period during which we participate in the Offering and as of the closing date of the Offering (the "Closing"), to the observance and performance by us of our obligations hereunder in all material respects, and to the following further conditions (any of which may be waived in writing in whole or in part by the Company):

               (a) The Company's counsel shall have been furnished promptly upon request with such instruments and other documents as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as contemplated herein and in the Preliminary Prospectus and the Prospectus, as the case may be, and related proceedings and in order to evidence the accuracy and completeness of any and all of the representations or warranties, or the fulfillment of any and all of the conditions, contained in this Selling Agency Agreement or in the Preliminary Prospectus or the Prospectus, as the case may be, and all such instruments and other documents shall be reasonably satisfactory in form and substance to such counsel. All actions taken by us in connection with the solicitation of interest and sale of the Shares as contemplated herein and in the Preliminary Prospectus and the Prospectus, as the case may be, shall be reasonably satisfactory to the Company and its counsel.

               (b) If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Selling Agency Agreement to be fulfilled, all of the Company's obligations under this Selling Agency Agreement may be terminated in writing or by telegram at any time at or prior to the Closing, and any such termination shall be without liability to the Company, provided that the obligations under Section 6 hereof shall nevertheless survive and continue thereafter.

          6.   Indemnification.  By execution of this Selling Agency Agreement:
               ---------------

               (a) We hereby agree to indemnify and hold harmless the Company and its respective officers, directors, agents, employees and controlling persons:

                 (i) against any and all loss, liability, claim, damage and expenses, including reasonable attorney's fees, whatsoever arising out of our breach of any of our representations, warranties or covenants made hereunder or of any of our other obligations hereunder or out of the solicitation of indications of interest by us or any offer by us to sell the Shares;

                (ii) against any and all loss, liability, claim, damage, and expenses, including reasonable attorney's fees, whatsoever arising out of any untrue statement or alleged untrue statement of material fact by us, our agents or persons acting on our behalf, or any omission or alleged omission of a material fact by any of such persons;

               (iii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever, arising out of any breach or action of the type referred to in clause (i) above, or based upon any untrue statement or omission referred to in clause (ii) above, if such settlement is effected without the written consent of the Company; and

                (iv) against any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, based upon any breach or action of the type referred to in clause (i) above, or based upon any untrue statement or omission referred to in clause (ii) above, to the extent that any such expense is not paid under clause (i) or (ii).

               (b) The Company agrees to indemnify and hold us harmless from and against any and all losses, claims, damages and liabilities to which we may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse us in accordance with Section 6(c) hereof.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, notify in writing the indemnifying party of the commencement thereof within 30 days from such commencement; and the omission so to notify the indemnifying party will relieve it from any liability as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party; and if the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless incurred at the written request of the indemnifying party or the indemnifying party shall not have employed counsel to have charge of the defense of such action or proceeding or such indemnified party shall have reasonably concluded that there may be defenses available to it which conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action or proceeding on behalf of the indemnified party), in any of which events all such reasonable legal or other expenses shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances.

          7.   Miscellaneous.
               -------------

               (a) The Offering is subject to withdrawal, cancellation or modification by the Company.

               (b) This Selling Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

               (c) The locale of any judicial proceedings hereunder shall be in a state court in the State of New Jersey or in the Federal courts located in the State of New Jersey and not in any other Federal court in the United States nor in any court in any foreign jurisdiction.

               (d) This Selling Agency Agreement may be terminated by either party at any time by telegraphic or other written notice to that effect sent to the other party at the address shown in this Selling Agency Agreement. Any attempted assignment of our rights and obligations under this Selling Agency Agreement shall result in automatic termination thereof.

               (e) All communications hereunder shall be in writing and shall be mailed (by U.S. registered or certified mail, return receipt requested), delivered, telecopied, telexed or telegraphed to any party at the address shown in this Selling Agency Agreement, or to any party at such other address as such party shall designate by notice given as hereinabove provided.

               (f) The representations and warranties contained herein shall survive the Closing and shall survive the termination of this Selling Agency Agreement.



                              [INTENTIONALLY LEFT BLANK]

               (g) This Selling Agency Agreement may be executed in any number of counterparts, all of which shall constitute one Agreement binding on the parties hereof, notwithstanding that all parties are not signatory to the same counterpart.


                        , 199
     -------------------     -

                                        ----------------------------------------
                                                Name


                                        ----------------------------------------

                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                                Name
                                                Title


     ACCEPTED BY:


     GRAND COURT LIFESTYLES, INC.


          By:
             -------------------------------------
             Name:
             Title:

                                       ANNEX A
                                       -------

                                     COMMISSIONS
                                     -----------

               The commission agreement referred to in section 2 of this Selling Agency Agreement is as follows:

               (i) A commission equal to six (6%) percent and (ii) a due diligence fee and non-accountable expense allowance equal to one (1%) percent of the purchase price for Shares will be paid in full upon the
                                                           -------
     Closing of the Offering, for each Share issued and for which the registered broker-dealer solicited the subscription.

                                       ANNEX B
                                       -------

                     STATES IN WHICH BROKER DEALER IS REGISTERED
                     --------------------------------------------

               The registered broker-dealer which has executed the Selling Agency Agreement to which this Annex B is attached is registered in the jurisdictions set forth below. (Copy of most recent NASD Status Report may be substituted):